EXHIBIT 99.1

Palisade Bio Reports First Quarter 2026 Financial Results and Highlights Continued Clinical Progress of PALI-2108

Advancing potentially best-in-class once-daily oral, locally-activated PDE4 inhibitor prodrug for treatment of IBD

Phase 2 Ulcerative Colitis (UC) trial expected to commence 3Q 2026

Strong balance sheet expected to support execution through key clinical readouts

Denver, CO, May 12, 2026 — Palisade Bio, Inc. (Nasdaq: PALI) (“Palisade Bio” or the “Company”), a clinical-stage biopharmaceutical company developing next-generation, once-daily, oral PDE4 inhibitor prodrugs designed for targeted delivery to the terminal ileum and colon, today reported financial results for the first quarter ended March 31, 2026 and highlighted continued clinical advancements of its lead program, PALI-2108, including recent data readouts and anticipated Phase 2 trial initiations.

Building on positive Phase 1a and Phase 1b ulcerative colitis cohort data previously reported, the Company recently reported results from the Phase 1b fibrostenotic Crohn’s disease (“FSCD”) cohort, extending the clinical support for the continued development of PALI-2108 across multiple inflammatory bowel disease (“IBD”) indications. The data demonstrated sustained exposure of the active metabolite above IC90 thresholds, along with favorable distribution to colon tissue, supporting consistent target engagement at the site of disease. In addition, pharmacodynamic findings showed modulation of key inflammatory and fibrotic pathways, reinforcing the potential of PALI-2108 to address both components of IBD. The program continues to demonstrate a favorable safety and tolerability profile, reinforcing confidence in the potential of PALI-2108 as it advances into Phase 2 development.

“We continue to see a consistent and differentiated profile emerging for PALI-2108 across IBD,” said JD Finley, Chief Executive Officer of Palisade Bio. “The totality of data generated to date supports our decision to advance into Phase 2 development in both ulcerative colitis and Crohn’s disease. With consistent target engagement, evidence of activity across key inflammatory and fibrotic pathways, and a favorable safety profile, we are increasingly confident in the potential of PALI-2108 as we move into development this year.”

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Recent Highlights and Anticipated Milestones

•
Completed Phase 1a/b for PALI-2108, Reported Positive Data
✓
Favorable safety and tolerability profile
✓
Evidence of target engagement in ileal and colon tissue
✓
Early signals of clinical activity in Crohn’s disease
•
Advancing Toward Phase 2
o
IND submission for Phase 2 UC trial expected in 2Q 2026
o
IND submission for Phase 2 CD trial expected in 2H 2026
o
Phase 2 UC trial initiation targeted for Q3 2026
o
Phase 2 CD trial initiation targeted for Q1 2027
•
Well-Capitalized Through Potential Key Value Inflection Points
o
Phase 2 UC readout (expected in 2H 2027)
o
Phase 2 CD readout (expected early 2028)

PALI-2108 is an orally administered, once-daily PDE4 inhibitor prodrug designed for targeted activation in the ileum and colon. Its localized bioactivation is intended to enable sustained target inhibition at the site of inflammation while minimizing systemic exposure and improving tolerability.

Summary of Financial Results

Research and development expenses were $6.4 million for the three months ended March 31, 2026, compared to $1.0 million for the three months ended March 31, 2025. The increase of $5.4 million was primarily attributable to (i) an increase in research and development employee-related expenses, including increased non-cash share-based compensation expense, (ii) a net increase in clinical trial-related expenses associated with the ongoing clinical trials of PALI-2108, and (iii) an increase in chemistry, manufacturing and controls (“CMC”) expenses.

General and administrative expenses were $4.4 million for the three months ended March 31, 2026, compared to $1.4 million for the three months ended March 31, 2025. The increase of $3.0 million was primarily attributable to higher employee-related expenses, including increased non-cash share-based compensation expense, as well as higher professional fees.

As of March 31, 2026, the Company had cash and cash equivalents of $132.6 million and believes that its cash on hand is sufficient to fund its operations through major clinical development milestones, including a Phase 2 primary efficacy readout of PALI-2108 for UC that is expected in the second half of 2027 and a Phase 2 primary efficacy readout of PALI-2108 CD that is expected in early 2028.

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About Palisade Bio

Palisade Bio, Inc. (Nasdaq: PALI) is a clinical-stage biopharmaceutical company advancing a next-generation oral PDE4 inhibitor prodrug designed to improve pharmacology, tolerability and convenience for patients with inflammatory and fibrotic diseases. Through its differentiated prodrug platform and precision pharmacology strategy, Palisade Bio is committed to transforming proven PDE4 biology into better, safer oral therapies for patients living with chronic inflammatory and fibrotic diseases.

The Company’s lead program, PALI-2108, is a once-daily oral PDE4 inhibitor prodrug designed to be selectively bioactivated in the ileum and colon, initiating targeted PDE4 inhibition at sites of disease while enabling systemic distribution of the active drug. PALI-2108 has demonstrated positive results in a Phase 1a and two Phase 1b clinical trials, including studies in ulcerative colitis (UC) and fibrostenotic Crohn’s Disease (FSCD).

Palisade Bio is now advancing towards Phase 2 clinical studies in UC and Crohn’s disease. For more information, please go to www.palisadebio.com.

Forward Looking Statements

Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to: the potential mechanisms of action and therapeutic benefits of PALI-2108, plans for and timing of regulatory submissions and approvals, clinical trials and efficacy readouts and the Company’s expected cash runway. These forward-looking statements are based on the Company’s current expectations. Forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the Company’s forward-looking statements include, among others, the timing of enrollment, commencement and completion of the Company’s clinical trials; the Company’s reliance on PALI-2108, and its early stage of clinical development; the risk that prior results, such as signals of safety, clinical response and efficacy, dosing or durability of effect, observed from preclinical or clinical trials with a limited number of patients, will not be replicated or will not continue in ongoing or future studies or clinical trials involving the Company’s product candidates in clinical trials focused on the same or different indications; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31,

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2025, filed with the Securities and Exchange Commission (“SEC”) on March 20, 2026, and the Quarterly Reports on Form 10-Q or other SEC filings that are filed thereafter. Investors are cautioned not to put undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except as required by law.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

908-824-0775

PALI@jtcir.com

EXHIBIT 99.1

Palisade Bio, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$132,628	$133,385
Prepaid expenses and other current assets	615	836
Total current assets	133,243	134,221
Restricted cash	55	55
Other noncurrent assets	17	68
Total assets	$133,315	$134,344

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,696	$767
Accrued liabilities	2,802	2,187
Accrued compensation and benefits	122	1,298
Share liability	—	313
Insurance financing debt	—	71
Total current liabilities	5,620	4,636
Derivative liability	62	62
Contingent consideration obligation	271	266
Total liabilities	5,953	4,964
Commitments and contingencies
Stockholders' equity:
Series A Convertible Preferred Stock, $0.01 par value, 7,000,000 shares authorized; 200,000 issued and outstanding at March 31, 2026 and December 31, 2025	2	2
Common stock, $0.01 par value; 300,000,000 shares authorized; 167,421,702 and 159,444,017 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1,674	1,594
Additional paid-in capital	288,011	280,509
Accumulated deficit	(162,325)	(152,725)
Total stockholders' equity	127,362	129,380
Total liabilities and stockholders' equity	$133,315	$134,344

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Palisade Bio, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$6,397	$950
General and administrative	4,351	1,360
Total operating expenses	10,748	2,310
Loss from operations	(10,748)	(2,310)
Other (expense) income:
Interest expense	(1)	(1)
Other income, net	1,149	81
Total other income, net	1,148	80
Net loss	$(9,600)	$(2,230)

Basic and diluted weighted average shares used in computing basic and diluted net loss per common share	209,663,966	4,795,646
Basic and diluted net loss per common share	$(0.05)	$(0.47)

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Palisade Bio, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025

Net loss	$(9,600)	$(2,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	1
Non-cash operating lease expense	—	31
Recurring fair value measurements of liabilities	5	(1)
Stock-based compensation and related charges	4,297	69
Changes in operating assets and liabilities:
Prepaid and other current assets and other noncurrent assets	22	67
Accounts payable and accrued liabilities	2,562	366
Accrued compensation and benefits	(1,176)	(604)
Operating lease liabilities	—	(32)
Net cash used in operating activities	(3,890)	(2,333)
Cash flows from financing activities:
Payments on insurance financing debt	(71)	(80)
Proceeds from issuance of common stock	3,250	—
Payment of equity issuance costs	(46)	(178)
Net cash provided by (used in) financing activities	3,133	(258)
Net decrease in cash, cash equivalents and restricted cash	(757)	(2,591)
Cash, cash equivalents and restricted cash, beginning of year	133,440	9,847
Cash, cash equivalents and restricted cash, end of period	$132,683	$7,256
Reconciliation of cash, cash equivalents and restricted cash to the balance sheets:
Cash and cash equivalents	$132,628	$7,230
Restricted cash	55	26
Total cash, cash equivalents and restricted cash	$132,683	$7,256